===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         STORAGE Computer Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         STORAGE Computer Corporation
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:

                         STORAGE COMPUTER CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 18, 2001

To our Stockholders:

  The 2001 annual meeting of the stockholders of Storage Computer Corporation will be held at the Nashua Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire (Route 3, Exit 8) on Monday, May 18, 2001, beginning at 10:00 a.m. local time. At the meeting, the holders of Common Stock of the Company will act on the following matters:

    1. Election of five directors, each for a term of one year;

    2. Ratification of the appointment of the Company's independent accountants for 2001;

    3. Approval of the issuance of shares of the Company's Common Stock upon conversion of the Company's Series B 8% Convertible Preferred Stock;

    4. Approval of the issuance of shares of the Company's Common Stock upon conversion of the Company's Series C 8% Convertible Preferred Stock;

    5. Approval of the issuance of shares of the Company's Common Stock upon conversion of the Company's Series D 8% Convertible Preferred Stock;

    6. Amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 25,000,000 shares to 50,000,000 shares; and

    7. Any other matters that properly come before the meeting.

  All holders of record of Common Stock (AMEX:SOS) at the close of business on April 2, 2001 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

                                          By order of the Board of Directors,

                                          William E. Kelly
                                          Secretary

April 23, 2001
Nashua, New Hampshire


                            YOUR VOTE IS IMPORTANT

 Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

                               TABLE OF CONTENTS

ABOUT THE MEETING.........................................................   1
  What is the purpose of the annual meeting?..............................   1
  Who is entitled to vote at the meeting?.................................   1
  Who can attend the meeting?.............................................   1
  What constitutes a quorum?..............................................   1
  How do I vote?..........................................................   2
  Can I change my vote after I return my proxy card?......................   2
  What are the Board's recommendations?...................................   2
  What vote is required to approve each proposal?.........................   2
STOCK OWNERSHIP...........................................................   3
  Who are the largest owners of the Company's stock?......................   3
  How much stock do the Company's directors and executive officers own?...   4
PROPOSAL NO. 1--ELECTION OF DIRECTORS.....................................   5
  How are the directors compensated?......................................   6
  How often did the Board meet during fiscal 2000?........................   7
  What committees has the Board established?..............................   7
  Certain Relationships and Related Transactions..........................   7
  Report of the Audit Committee...........................................   7
  Executive Compensation..................................................   8
  What is the Company's philosophy for executive compensation?............   9
EXECUTIVE COMPENSATION....................................................  10
  Summary Compensation Table..............................................  10
  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
   Option Values Table....................................................  11
  Option/SAR Grants in Last Fiscal Year Table.............................  11
COMPARISON OF FIVE YEAR CUMULATIVE RETURN STOCK PERFORMANCE GRAPH.........  12
PROPOSAL NO. 2--RATIFICATION OF APPOINTMENT OF AUDITORS...................  13
  Audit Fees..............................................................  13
PROPOSAL NO. 3--AUTHORIZATION OF ISSUANCE OF COMMON STOCK UPON CONVERSION
 OF SERIES B 8% CONVERTIBLE PREFERRED STOCK...............................  13
  Issuance of Series B Preferred Stock....................................  13
  Convertibility of Series B Preferred Stock..............................  13
  Series B Preferred Stock Dividends......................................  14
  Series B Preferred Stock Voting Rights..................................  14
  Shareholder Approval Required...........................................  14
  Potential Dilutive Impact...............................................  15
  Series B Preferred Stock Conversion Table...............................  16
  Shares of Common Stock Issuable upon Conversion of Series B Preferred
   Stock..................................................................  16
  No Maximum Number of Shares of Common Stock Issued Upon Conversion......  17
  Rights of Dissenting Stockholders.......................................  17
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3.............  17
PROPOSAL NO. 4--AUTHORIZATION OF ISSUANCE OF COMMON STOCK UPON CONVERSION
 OF SERIES C 8% CONVERTIBLE PREFERRED STOCK...............................  17
  Issuance of Series C Preferred Stock....................................  17
  Convertibility of Series C Preferred Stock..............................  17
  Series C Preferred Stock Dividends......................................  17
  Series C Preferred Stock Voting Rights..................................  18
  Shareholder Approval Required...........................................  18
  Potential Dilutive Impact...............................................  18
  Series C Preferred Stock Conversion Table...............................  19

  Shares of Common Stock Issuable upon Conversion of Series C Preferred
   Stock...................................................................  20
  No Maximum Number of Shares of Common Stock Issued Upon Conversion.......  20
  Rights of Dissenting Stockholders........................................  20
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 4..............  20
PROPOSAL NO. 5--AUTHORIZATION OF ISSUANCE OF COMMON STOCK UPON CONVERSION
 OF PROPOSED SERIES D 8% CONVERTIBLE PREFERRED STOCK.......................  20
  Issuance of Series D Preferred Stock.....................................  20
  Convertibility of Series D Preferred Stock...............................  21
  Series D Preferred Stock Dividends.......................................  21
  Series D Preferred Stock Voting Rights...................................  21
  Shareholder Approval Required............................................  21
  Potential Dilutive Impact................................................  22
  Series D Preferred Stock Conversion Table................................  23
  No Maximum Number of Shares of Common Stock Issued Upon Conversion.......  23
  Rights of Dissenting Stockholders........................................  23
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 5..............  23
PROPOSAL NO. 6--AMENDMENT TO RESTATED CERTIFICATE OF INCOROPORATION........  23
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 6..............  24
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS...........................  24
OTHER MATTERS..............................................................  24
DOCUMENTS INCORPORATED BY REFERENCE........................................  24

                         STORAGE COMPUTER CORPORATION

                              11 Riverside Street
                          Nashua, New Hampshire 03062

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This proxy statement contains information related to the annual meeting of stockholders of Storage Computer Corporation to be held on Monday May 18, 2001, beginning at 10:00 a.m., at the Nashua Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire, and at any postponements or adjournments thereof. The Company is mailing this proxy statement, the accompanying proxy card and Annual Report on Form 10-K to the holders of record of the Company's outstanding shares of Common Stock commencing on or about April 18, 2001. The Board of Directors of the Company is soliciting the accompanying proxy for use at the annual meeting. The Company will bear the cost of solicitation of proxies. Directors, officers and employees may assist in the solicitation of proxies, in person or otherwise, without additional compensation.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

  At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors, ratification of the Company's independent accountants, approval of the issuance of Common Stock upon the conversion of Series B 8% convertible preferred stock, approval of the issuance of Common Stock upon the conversion of Series C 8% convertible preferred stock, approval of the issuance of Common Stock upon the conversion of Series D 8% convertible preferred stock, and approval to increase the authorized the number of shares of Common Stock from 25,000,000 to 50,000,000. In addition, management will report on the performance of the Company during fiscal 2000 and respond to questions from stockholders.

Who is entitled to vote at the meeting?

  Only stockholders of record at the close of business on April 2, 2001, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

Who can attend the meeting?

  All stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

  The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 15,713,901 shares of Common Stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of Common Stock representing at least 7,856,951 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

  If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

  Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

  Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote: FOR election of the nominated slate of directors (see page 5); FOR ratification of the appointment of BDO Seidman, LLP as the Company's independent accountants for fiscal 2001 (see page 13); FOR approval of the issuance of Common Stock upon the conversion of Series B 8% convertible preferred stock (see page 13); FOR approval of the issuance of Common Stock upon the conversion of Series C 8% convertible preferred stock (see page 17); approval of the issuance of Common Stock upon the conversion of Series D 8% convertible preferred stock (see page 20); and FOR amendment of the Company's Certificate of Incorporation to authorize 25,000,000 additional shares of Common Stock (see page 23). With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each proposal?

  Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHELD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

  Increase of Authorized Shares of Common Stock. To increase by 25,000,000 the number of authorized shares of the Company's Common Stock requires the affirmative vote of a majority of all outstanding shares of Common Stock entitled to vote.

  Other Items. For each other proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

  If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                STOCK OWNERSHIP

Who are the largest owners of the Company's stock?

  The following table lists the 5% beneficial owners of the Company's Common Stock.

                                                            Shares of Common
                                                                  Stock
                                                              Beneficially
                                                                  Owned
                                                            --------------------
5% Stockholders                                              Number      Percent
---------------                                             ---------    -------
Theodore J. Goodlander..................................... 4,166,440(1) 26.25%
c/o Storage Computer Corporation
11 Riverside Street
Nashua, New Hampshire 03062

Theodore Jay Goodlander II Trust...........................   981,940(2)  6.19%
Paige Boer, Trustee
c/o Storage Computer Corporation
11 Riverside Street
Nashua, New Hampshire 03062

Jeanne McCready, Trustee................................... 2,467,500(3) 15.70%
c/o Storage Computer Corporation
11 Riverside Street
Nashua, New Hampshire 03062

--------
(1) Does not include 3,449,440 shares of Common Stock held by the Goodlander children's trusts established for the exclusive benefit of Mr. Goodlander's children, and as to which Mr. Goodlander exercises no voting or dispositive control and disclaims beneficial ownership. Includes 115,440 shares of Common Stock issuable upon conversion of 10,000 shares Series A 8% Convertible Preferred Stock and 44,000 shares of Common Stock issuable upon exercise of a Stock Purchase Warrant.
(2) Includes 115,440 shares of Common Stock issuable upon conversion of 10,000 shares Series A 8% Convertible Preferred Stock and 44,000 shares of Common Stock issuable upon exercise of a Stock Purchase Warrant.
(3) Jeanne McCready is the Trustee of three separate trusts established for each of the following of Mr. Goodlander's minor children: Christine Marian Goodlander, Margaret Vivian Goodlander and John Samuel Goodlander.

How much stock do the Company's directors and executive officers own?

  The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Summary Compensation Table below and the directors and executive officers as a group. Except as otherwise indicated, all information is as of April 2, 2001.

                                                            Shares of Common
                                                                  Stock
                                                              Beneficially
                                                                  Owned
                                                            --------------------
Directors and Officers                                       Number      Percent
----------------------                                      ---------    -------
Theodore J. Goodlander..................................... 4,166,440(1) 26.25%
CEO and Chairman,
Chief Executive Officer and
Chairman of the Board of Directors

Steven S. Chen.............................................    30,000(2)      *
Director

                                                          Shares of Common
                                                                Stock
                                                            Beneficially
                                                                Owned
                                                          --------------------
Directors and Officers                                     Number      Percent
----------------------                                    ---------    -------
Edward A. Gardner........................................   230,000(3)  1.44%
President and Director (Chairman Compensation Committee)

Peter N. Hood............................................     7,500(4)      *
Chief Financial Officer

Roger E. Gauld...........................................     7,500(5)      *
Director (Chairman Audit Committee)

John Thonet..............................................   391,802(6)  2.49%
Chief Operating Officer and Director

All directors and executive officers as a group (6        4,833,242(7) 29.86%
persons).................................................

--------
 * less than 1%.
(1) Does not include 3,449,440 shares of Common Stock held by the Goodlander children's trusts established for the exclusive benefit of Mr. Goodlander's children, and as to which Mr. Goodlander exercises no voting or dispositive control and disclaims beneficial ownership. Includes 115,440 shares of Common Stock issuable upon conversion of 10,000 shares Series A 8% Convertible Preferred Stock and 44,000 shares of Common Stock issuable upon exercise of a Stock Purchase Warrant.
(2) Includes 30,000 shares of Common Stock issuable upon the exercise of options granted under the Company's 1994 Amended and Restated Stock Incentive Plan.
(3) Includes 230,000 shares of Common Stock issuable upon the exercise of options granted under the Company's 1994 Amended and Restated Stock Incentive Plan.
(4) Includes 7,500 shares of Common Stock issuable upon the exercise of options granted under the Company's 1994 Amended and Restated Stock Incentive Plan and excludes 92,500 shares issuable upon exercise of options granted under the Company's 1994 Amended and Restated Stock Incentive Plan, which are not currently exercisable.
(5) Excludes 22,500 shares issuable upon exercise of options granted under the Company's 1994 Amended and Restated Stock Incentive Plan, which are not currently exercisable.
(6) Excludes 125,000 shares issuable upon exercise of options granted under the Company's 1999 Stock Incentive Plan, which are not currently exercisable.
(7) See footnotes (1) through (6) above.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission and the American Stock Exchange reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on review of the copies of such reports furnished to the Company or written representations from certain persons that no reports were required for those persons, the Company believes that all Section 16(a) filing requirements were satisfied.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  The Board of Directors of the Company has nominated the following persons for election as directors, each to serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified or until such director's earlier resignation, death or removal: Steven S. Chen, Edward A. Gardner, Roger E. Gauld, Theodore J. Goodlander and John Thonet. The proxies solicited by the Board of Directors will be voted in favor of the five
(5) nominees named below, unless otherwise specified on the proxy card. All of the nominees are currently members of the Board. There are no family relationships between any directors or executive officers of the Company. The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a Director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

  The directors standing for election are:

THEODORE J. GOODLANDER
Director since July 1991

  Mr. Goodlander, 57, founded the Company and has been Chairman of the Board of Directors, Chief Executive Officer since the Company's inception. Until May 8, 2000, Mr. Goodlander served as the Company's President. Mr. Goodlander served as President of Cab-Tek, Inc., a computer accessories manufacturing company, from 1981 to 1991. From 1978 to 1981, he was a private investor, and from 1968 to 1978 Mr. Goodlander held various management positions at Wang Laboratories, Inc., including Vice President International and Far East Marketing Manager. Mr. Goodlander attended Syracuse University and is a graduate of the Program for Management Development at Harvard Business School.

STEVEN S. CHEN
Director since May 1996

  Mr. Chen, 55, has, since 1998, been the Chairman and Chief Executive Officer of Tonbu, Inc., a company that provides hosted solutions for business process execution on the web. During 1996 and 1997, Mr. Chen was the Executive Vice President and Chief Technology Officer of Sequent Computer Systems, Inc. Prior to 1996, Mr. Chen was the Founder and Senior Vice President of Chen Systems, Inc., a high performance computer server manufacturer, which was acquired by Sequent Computer Systems, Inc. in 1996. Prior to that, Mr. Chen founded Supercomputing Systems, Inc., with partial funding from IBM. He had previously been Senior Vice President of Cray Research, with responsibility for development of the Cray XMP and YMP Supercomputers.

EDWARD A. GARDNER
Director since May 2000

  Mr. Gardner, 54, has been the President, Chief Operating Officer since May 8, 2000. He served as Chief Executive Officer and a director of Hampshire Hospitality Holdings, Inc., a company that owns and operates businesses in the hospitality and tourism industry, from 1992 to 2000. From 1983 to 1992, Mr. Gardner held various positions, including president, of a national industrial gas and welding supply company. Previously, He served as controller for Fidelity Management and Research Company and was a certified public accountant while at the accounting firm of Deloitte and Touche (formerly Haskins and Sells). Mr. Gardner received his business degree from Northeastern University and a masters degree from Suffolk University.

ROGER E. GAULD
Director since May 2000

  Mr. Gauld, 54, has since 1995 also been a director and Chief Financial Officer of Hampshire Holdings, Inc. Mr. Gauld was previously co-founder and Chief Financial Officer of several manufacturing and distribution firms. From 1993 to 1995, he was Chief Financial Officer of Phoenix Custom Molders, Inc. The year after he left as CFO of Phoenix Custom Molders, Inc., it filed for Chapter 11 bankruptcy protection on September 4, 1996 in the U.S. Bankruptcy Court for the District of New Hampshire. The Chapter 11 bankruptcy was entitled "In re Phoenix Custom Molders, Inc." and docketed as Bk.96-12443-MWV. Phoenix Custom Molders, Inc. emerged from Chapter 11 bankruptcy on August 17, 1997. Earlier, he was founder and President of The Phoenix Consulting Group, Inc., which specialized in financial planning and controls, risk management, data processing, mergers and acquisitions. In addition, he is a certified public accountant, served as an audit manager with Ernst & Young (formerly Arthur Young) and was an officer in the U.S. Army for four years.

JOHN THONET
Director since September 2000

  Mr. Thonet, 54, has been the Chief Operating Officer of the Company since September 2000. From February 1998 until September 2000, he co-founded, and was Chairman and Chief Executive Officer of CyberStorage Systems Corporation which was acquired by the Company in September 2000. In July 1997, Mr. Thonet became Acting President of CyberStorage Systems, Inc. which had filed for Chapter 11 bankruptcy protection on February 17, 1997, Case No. 97-40789-JFQ in the United States Bankruptcy Court for the Western District of Massachusetts. CyberStorage Systems Inc. was later liquidated by order of the bankruptcy trustee on June 2, 1998 and the assets were sold to a group of investors including Mr. Thonet. Additionally, from 1994 through 1998, Mr. Thonet also served as President and CEO of International HiTech Partners, Inc. a provider of mission critical solutions to Eastern Europe. From 1992 to 1994 he served as President and General Manager of Pomona J/V a subsidiary of Golodetz Trading Corp. Prior to that Mr. Thonet held international sales executive positions with Sequoia Systems where his focus was on market development and strategic alliances resulting in opening new territories and technology transfers with companies such as Samsung, Toshiba, and Sumitomo.

Other Executive Officers

  Peter N. Hood, 60, has been the Company's Chief Financial Officer since May 16, 2000. Mr. Hood was previously owner and Chief Executive Officer of Phoenix Custom Molders, Inc., a custom manufacturer of plastic parts from 1993 to 2000. Phoenix Custom Molders, Inc. filed Chapter 11 bankruptcy on September 4, 1996 in the U.S. Bankruptcy Court for the District of New Hampshire. The Chapter 11 bankruptcy was entitled "In re Phoenix Custom Molders, Inc." and docketed as Bk. 96-12443-MWV. Phoenix Custom Molders, Inc. emerged from Chapter 11 bankruptcy on August 17, 1997. He was also co-founder and Vice President of Phoenix Distributors, Inc., a business involved in consolidating independent distributors of industrial gas and welding supplies from 1985 to 1993. From 1965 to 1985, he was with the accounting firm of Ernst & Young, becoming a partner in 1976. He received his business degree from Northeastern University and is a certified public accountant.

How are the directors compensated?

  Members of the Board of Directors do not receive any cash compensation for their service on the Board of Directors but are entitled to reimbursement of expenses related to attending Board of Directors meetings. The Company has compensated its directors who are not employees through the grant of stock options. Upon initial appointment, each of Messrs. Chen, Gardner, and Gauld, was granted an option to purchase 30,000 shares of Common Stock at the fair market value on the date of grant. Directors who are employees of the Company are not paid any additional compensation for serving as directors, except for the grant to Mr. Gardner to purchase 30,000 shares as described above.

How often did the Board meet during fiscal 2000?

  The Board met six times during 2000, including four telephone conferences. Each director attended at least 75% of the meetings of the Board and Committees on which he served, except for Mr. Chen, who due to scheduling conflicts attended less than 75% of such meetings.

What committees has the Board established?

  The Board of Directors has standing Audit and Compensation Committees.

  The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries, incentive compensation and stock options for employees of, and consultants to, the Company. It met twice during 2000. Its current members are Edward A. Gardner (currently Chairman of the Compensation Committee), Theodore J. Goodlander, Steven S. Chen, Roger E. Gauld and John Thonet.

  The Board also has an Audit Committee that reviews the adequacy of the internal control systems, accounting and reporting practices, and the quality and integrity of the financial reports of the Company. The Audit Committee also has the responsibility of reviewing the independence and performance of the independent auditors and makes recommendations to the Board of Directors regarding the appointment or termination of the independent auditors. It met twice during 2000. Its current members are Roger E. Gauld (currently chairman of the Audit Committee), Theodore J. Goodlander and Steven S. Chen.

Certain Relationships and Related Transactions

  Kristiania Corp. The Company currently leases a 35,000 sq. ft. facility which is occupied by its light manufacturing, research and development and office operations in Nashua, New Hampshire, as a tenant under a five year triple-net operating lease, with Kristiania Corp., which is owned by Mr. Goodlander and Mr. Goodlander's children. The Company paid annual rentals of $200,400, $224,800 and $225,600 in 1998, 1999 and 2000, respectively.

  Related Party Debt. Since the inception of the Company, Mr. Goodlander has made cash loans to the Company. The aggregate amount owing to Mr. Goodlander, at the end of fiscal years 1998, 1999 and 2000 was $710,000, $810,000 and $810,000, respectively. The debt is unsecured, and $710,000 bears annual interest at prime plus 1% and $100,000 bears annual interest at 6%. The Company, as successor-in-interest to CyberStorage Systems Corporation, is indebted to Mr. Thonet in the amount of $484,829 under the terms of an unsecured note, which is being amortized by monthly payments of $15,000 plus interest at 10% annually.

Report of the Audit Committee

  The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference.

  During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the Committee which was approved by the full Board on June 9, 2000, and amended by the full Board on August 7, 2000. The complete text of the Audit Committee's new charter, which reflects the standards set forth in new SEC regulations and the American Stock Exchange Rules, is reproduced in the appendix to this proxy statement. As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three broad categories:


  . first, oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

  . second, oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company; and

  . third, oversee that management has established and maintained processes to assure compliance by the Company with all applicable law, regulations and corporate policy.

  The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met two times during fiscal 2000.

  In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

  With respect to the Company's outside auditors, the Committee, among other things, discussed with BDO Seidman, LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

  Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

  On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

  Members of the Audit Committee:

    Steven S. Chen (Independent)
    Roger E. Gauld, CPA* (Independent)
    Theodore J. Goodlander (Non-independent, Company Chief Executive
     Officer and Chairman of the Board of Directors)
--------
* Denotes Chairman of the Audit Committee.

Report of the Compensation Committee

  The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference.

  The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2000.

What is the Company's philosophy for executive compensation?

  The Company's compensation program for executives consists of three key elements:

  .  a base salary;

  .  a performance-based bonuses; and

  .  periodic grants of stock options.

  Base Salary. Base salary is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity and profitability taking into account the position involved and the level of the executive's experience. In addition, consideration is given to other factors, including an officer's contribution to the Company as a whole.

  Bonus Compensation. Over the past five years, the Company has generally not awarded cash bonuses to its executive officers.

  Long Term Incentives. Currently, stock options are the Company's primary long-term incentive vehicle. Stock option awards have been made from time to time to persons who currently serve as middle and upper level managers, including the Chief Executive Officer and other executive officers named in the Summary Compensation Table. The size of awards has historically been based on position, responsibilities, and individual performance. The compensation Committee believes that the long-term incentives awarded by the Company in fiscal 1995, 1996, 1997 and 1998 were generally below the levels found at the comparable companies. In fiscal 1999 and 2000, the Company made awards to middle and upper level managers in an effort to improve this aspect of the Company's compensation program and will continue to monitor this aspect of compensation.

  During the fiscal year ended December 31, 2000, the Compensation Committee of the Board of Directors was responsible for establishing and administering the compensation policies that govern annual salary, bonuses, and stock-based incentives (currently stock options) for directors and officers.

  The Company has historically established levels of executive compensation that provide for a base salary intended to allow the Company to hire and retain qualified management. From time to time the Company has also granted stock options to executives and key employees to keep the management focused on the stockholders' interests. The Compensation Committee believes that the Company's past and present executive compensation practices provide an overall level of compensation that is competitive with companies of similar size, complexity and financial performance and that its executive compensation practices have allowed it to retain key personnel whose contribution has maintained and increased the Company's profitability.

  The Compensation Committee determines the compensation of the executive officers of the Company and sets policies for and reviews the compensation awarded to the other officers of the Company. This is designed to ensure consistency throughout the officer compensation programs. In reviewing the individual performances of the executive officers (other than the Chief Executive Officer and President) the Compensation Committee takes into account the views of the Chief Executive Officer and the President. In fiscal 2000, the Compensation Committee determined the base salary for executive officers, other than for the Chief Executive Officer and the President, based largely on recommendations by the Company's Chief Executive Officer and President.

  The Compensation Committee expects to review annually the annual and long-term compensation of all the Company's executives and employees to assure that all of the Company's executives and employees continue to be properly motivated to serve the interests of the Company's stockholders.

  Chief Executive Officer Compensation. In 1999, the Company's Chief Executive Officer, Theodore J. Goodlander, agreed to have his annual salary reduced by fifty percent (from $150,000 to $75,000) as part of an overall cost cutting plan. After consideration and comparisons of other industry executives, the Compensation Committee increased the annual salary level of Mr. Goodlander, to $200,000 effective January 1, 2001.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth certain information with respect to the compensation paid or accrued by the Company for services rendered to the Company in all capacities for the fiscal years ended on the last day of December for 2000, 1999 and 1998, respectively, by its Chief Executive Officer and each of the Company's other executive officers whose total salary and bonus exceeded $100,000 during such year (collectively, the "Named Executive Officers"):

                                    Annual Compensation          Long Term Compensation
                                ------------------------------ --------------------------
                                                                  Awards
                                                                Securities
                         Fiscal                   Other Annual  Underlying    All Other
Name and Principal        Year   Salary     Bonus Compensation Stock Options Compensation
Position                  (1)      $          $      ($)(2)         (#)         ($)(2)
------------------       ------ --------    ----- ------------ ------------- ------------
Theodore J. Goodlander    2000  $ 75,000     --       --
Chief Executive Officer   1999  $ 93,750     --       --              --         --
                          1998  $150,000     --       --              --         --

Edward A. Gardner         2000  $ 50,000(3)                       230,000(3)
President                 1999  $      0
 (as of May 8, 2000)      1998  $      0

Peter N. Hood             2000  $ 62,500(4)                       100,000(4)
Chief Financial Officer   1999  $      0
 (as of May 8, 2000)      1998  $      0

James C. Louney           2000  $      0     --       --              --         --
Chief Financial Officer   1999  $  3,750(5)  --       --              --         --
 and Treasurer            1998  $ 90,000     --       --           80,000(5)     --

John Thonet(6)            2000  $ 37,917(6)  --                   125,000(6)
Chief Operating Officer   1999  $      0
 (as of September 15,
  2000)                   1998  $      0

Keith C. Perry            2000  $      0     --
Senior Vice President     1999  $125,000     --
 Sales/Marketing          1998  $ 50,000(7)                        75,000(7)     --

--------
(1) The Company's fiscal year ends on the last day of December.
(2) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of prerequisites and other personal benefits has been omitted because such prerequisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus reported for the executive officer during the fiscal year ended December 31, 2000.
(3) As of May 8, 2000, Mr. Gardner was granted options to purchase 230,000 shares of the Company's Common Stock at $6.625 per share. The amount shown reflects compensation for the partial year in 2000.
(4) As of May 8, 2000, Mr. Hood was granted options to purchase 30,000 shares of the Company's Common Stock at $6.625 per share. Additionally, Mr. Hood was awarded 70,000 shares at $4.00 per share in December, 2000. The amount shown reflects compensation for the partial year in 2000.
(5) Mr. Louney joined the Company on May 1, 1997. Mr. Louney resigned for personal reasons on January 12, 1999 and amounts shown reflect compensation for the partial year in 1999 and includes 75,000 options at $5.00 per share.
(6) Mr. Thonet joined the Company in September 2000. The amount shown reflects compensation for the partial year in 2000 and 125,000 options at $12.13 per share.
(7) Mr. Perry joined the Company in September 1998 and resigned in October 1999. The amounts shown reflect compensation for the partial years 1998 and 1999.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option
Values

  The following table sets forth certain information concerning exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 2000:

  Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option
                                 Values Table

                              Number of Securities      Value of Unexercised
                             Underlying Unexercised     In-The-Money Options
                             Options at Year-End(1)        at Year-End(2)
                            ------------------------- -------------------------
Name                        Exercisable Unexercisable Exercisable Unexercisable
----                        ----------- ------------- ----------- -------------
Theodore J. Goodlander.....         0            0            0            0
Peter N. Hood(3)...........         0      100,000            0      302,250
Edward A. Gardner(4).......   230,000            0      272,550            0
John Thonet(5).............         0      125,000            0            0

--------
(1) No options were exercised during the year ended December 31, 2000 by the Named Executive Officers.
(2) Based on the difference between closing price of the underlying shares of Common Stock on December 31, 2000 as reported by the American Stock Exchange ($7.81) and various option exercise prices.
(3) Mr. Hood received 30,000 stock options in May, 2000, exerciseable at $6.625 per share and in December, 2000 received 70,000 stock options exercisable at $4.00 per share.
(4) Mr. Gardner received 230,000 stock options in May 2000, exercisable at $6.625 per share.
(5) Mr. Thonet received 125,000 stock options in September 2000, exercisable at $12.13 per share.

Option/SAR Grants in Last Fiscal Year

  The following table set forth certain information concerning Option/Stock Appreciation Rights ("SAR") Grants made by the Company to certain Named Executive Officers during the fiscal year ended December 31, 2000.

                  Option/SAR Grants in Last Fiscal Year Table

                                                                           Potential
                                                                       Realizaable Value
                                                                       at Assumed Annual
                                                                        Rates of Stock
                                                                      Price Appreciation
                                      Individual Grants                 for Option Term
                         -------------------------------------------- -------------------
                                                                                          Alternate
                                      Percent Of                                            To (1)
                          Number Of     Total                                             And (2):
                         Securities  Options/SARs Exercise                                  Grant
                         Underlying   Granted To  Of Base                                   Date
                         Option/SARs Employees In  Price   Expiration  5% ($)   10% ($)    Present
Name                     Granted (#) Fiscal Year   ($/Sh)     Date      (1)       (2)      Value $
----                     ----------- ------------ -------- ---------- -------- ---------- ---------
Edward A. Gardner.......   230,000      17.16%     $6.625    5/07/10  $958,278 $2,428,465    N/A
 President
John Thonet.............   125,000       9.33%     $12.13    9/13/10  $953,721 $2,415,386    N/A
 Chief Operating Officer
Peter N. Hood...........    30,000       2.24%     $6.625    5/07/10  $125,014 $  316,609    N/A
 Chief Financial Officer
Peter N. Hood...........    70,000       5.22%     $ 4.00   11/30/10  $176,120 $  446,040    N/A
 Chief Financial Officer

--------
(1) The potential realizable value of each grant of options or free standing SARs, assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option or SAR term at the annual rate of 5%.
(2) The potential realizable value of each grant of options or free standing SARs, assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option or SAR term at the annual rate of 10%.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                AMONG STORAGE COMPUTER CORP., THE S&P 500 INDEX
                               AND A PEER GROUP

                            [GRAPH APPEARS HERE]


                                     Cumulative Total Return
                          ---------------------------------------------
                          12/95   12/96   12/97   12/98   12/99   12/00
                          -----   -----   -----   -----   -----   -----
STORAGE COMPUTER CORP.   100.00  145.83   69.44   36.81   55.56   86.75
S&P 500                  100.00  122.96  163.98  210.84  255.22  231.78
PEER GROUP               100.00   75.36  109.55   45.67  188.35   52.57

  This graph assumes that the value of investment in Storage Computer Common Stock and each index to be $100 on December 31, 1995 and that any and all dividends were reinvested. This graph compares Storage Computer's cumulative total return with the S&P 500 Stock Index (a performance indicator of the overall stock market) and a peer group. The Company's peer group consists of Auspex Systems, Ciprico, Dot Hill Systems and MTI Tech. These companies are viewed as similar in size to the Company and represent its competitors in certain geographic areas and markets.

  The Compensation Committee

    Edward A. Gardner, Chairman
    Steven S. Chen
    Roger E. Gauld
    Theodore J. Goodlander
    John Thonet

           PROPOSAL NO. 2--RATIFICATION OF APPOINTMENT OF AUDITORS.

  The Board of Directors of the Company has appointed BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending December 31, 2001, subject to ratification of such appointment by the stockholders. BDO Seidman, LLP was the Company's auditor for the years ended December 31, 1999 and 2000. Services provided to the Company by BDO Seidman, LLP in fiscal 2000 included the examination of the Company's consolidated financial statements, reviews of quarterly reports, and consultations on various tax, accounting, information services and business process matters.

  Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

  BDO Seidman charged $188,086 for its services and expenses in the 2000 fiscal year. The fees consisted of annual audit fees and fees for the quarterly financial statements which were $128,695, assistance on corporate income tax returns were $19,831, review of other SEC materials (including reviews on the registration statement materials) were $33,778 and out-of-pocket expenses were $5,782. The entire audit on the financial statements for the most recent fiscal year was done by BDO Seidman, LLP.

  The Company did not retain the independent auditors for any other services than those disclosed above, including any consultative services such as financial systems design and did not pay any fees other than those disclosed above. As such, the audit committee has considered, and believes that the payments of the fees described above, were in the ordinary course of business and are compatible with maintaining BDO Seidman's independence.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 2 TO RATIFY THE CHOICE OF BDO SEIDMAN, LLP, AS THE COMPANY'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

 PROPOSAL NO. 3--AUTHORIZATION OF ISSUANCE OF COMMON STOCK UPON CONVERSION OF
                   SERIES B 8% CONVERTIBLE PREFERRED STOCK.

Issuance of Series B Preferred Stock

  On September 29, 2000, the Company filed with the Delaware Secretary of State a Certificate of Designation establishing a series of preferred stock designated as Series B 8% Convertible Preferred (the "Series B Preferred Stock") consisting of 20,000 shares, with a stated value of $100 per share. In September 2000, the Company issued 20,000 shares of the Series B Preferred Stock, together with Warrants to purchase an aggregate of 186,000 shares of Common Stock at an exercise price of $13.41 per share, in conjunction with a certain investor financing, pursuant to which the Company received $2,000,000. The proceeds from the sale of Series B Preferred Stock were used by the Company to reduce the amount of the Company's bank debt and to provide working capital for operations.

Convertibility of Series B Preferred Stock

  The Series B Preferred Stock is convertible into shares of the Common Stock beginning on January 26, 2001. The price at which a share of Series B Preferred Stock may be converted into Common Stock varies depending on when the holder of such share elects to convert it. The Series B Preferred Stock may be converted, either in whole or in part, into Common Stock at an initial conversion price per share of Common Stock (subject to certain adjustments) equal to the lesser of (i) 110% of the market price of $13.41 per share of the Common Stock on September 28, 2000 or (ii) 82.5% of the market price at the time of conversion. The conversion price for Series B Preferred Stock remaining unconverted will be reduced in March 2001 to 78.5% of the market price and will be reduced again in June 2001 to 75% of the market price and in September 2001 to 65% of the market price.

Series B Preferred Stock Dividends

  Dividends on the Series B Preferred Stock accrue at the rate of 8% per annum and are payable semi-annually. At the option of the Company, dividends may be paid either in cash or through the issuance of shares of Common Stock, valued at the conversion price for Series B Preferred Stock then in effect. Each share of Series B Preferred Stock has a liquidation preference equal to the sum of:

    (i) the stated value, plus

    (ii) an amount equal to 30% of the stated value, plus

    (iii) the aggregate of all accrued and unpaid dividends on the Preferred Stock.

Series B Preferred Stock Voting Rights

  The Series B Preferred Stock has no voting rights, except as provided under Delaware General Corporation Law and in the event Company desires to alter the rights of or increase the number of shares of Series B Preferred Stock, in which event the approval of the holders of at least 90% of the then outstanding shares of Series B Preferred Stock shall be required.

Stockholder Approval Required

  The terms of the Series B Preferred Stock provide that, to the extent shareholder approval of the issuance of Common Stock is required by the Rules of the American Stock Exchange, the Company may not issue shares of Common Stock upon conversion of the Series B Preferred Stock if the number of such shares (when added to the number of shares of Common Stock previously issued by the Company upon conversion of other shares of Series B Preferred Stock, in payment of dividends on the Series B Preferred Stock and upon exercise of the Warrants) would equal or exceed 20% of the number of shares of Common Stock issued and outstanding on September 28, 2000 or, with respect to shares issuable to officers, directors or principal stockholders of the Company, 5% of the number of shares of Common Stock issued and outstanding on September 28, 2000 (in either case, the "Maximum Issuable Amount"), unless such stockholder approval has been obtained. If the issuance of Common Stock upon conversion of the Series B Preferred Stock has not been approved by the stockholders of the Company at the time when a Series B Preferred Stock holder exercises conversion rights, then the Company will issue shares of Common Stock up to the Maximum Issuable Amount and will be required to redeem any excess shares of Preferred Stock at a price of $125 per share (plus all accrued and unpaid dividends thereon).

  Under Section 713 of its Company Guide, the American Stock Exchange requires stockholder approval to list additional shares of an Exchange-traded security in connection with a transaction involving the sale or issuance of securities convertible into Common Stock equal to 20% or more of the presently outstanding stock for less than the greater of book value or market value of the stock.

  If the conversion price for the Series B Preferred Stock were to drop to less than $0.8418 per share (and assuming that all dividends on the Series B Preferred Stock were paid in shares of Common Stock valued at such price), then the conversion of all of the outstanding Series B Preferred Stock would, but for the Maximum Issuable Amount limitation, require the Company to issue more than 2,385,951 shares of Common Stock (which represents 20% of the total number of shares of Common Stock issued and outstanding on September 28, 2000). To permit the Company to issue shares of Common Stock upon conversion of Preferred Stock in excess of the Maximum Issuable Amount and to list such shares for trading on the American Stock Exchange, you must approve such issuance. If stockholder approval is not obtained, the Company will be obligated to redeem any Preferred Stock whose conversion would require the issuance of Common Stock in excess of the Maximum Issuable Amount.

Potential Dilutive Impact

  The conversion of the Preferred Stock could have a dilutive impact on the percentage of ownership of the current holders of the Common Stock. Assuming Proposal No. 3 is approved, the shares of Common Stock issuable upon conversion of the Series B Preferred Stock could represent greater than 20% the total number of outstanding shares of Common Stock. Because holders of Series B Preferred Stock will have the opportunity to convert the Series B Preferred Stock into Common Stock at less than market rates each conversion will result in a dilution of the ownership interests of the current holders of Common Stock. If the conversion price were to be reduced to $2.00 per share as a result of declines in the market value of the Common Stock (and assuming conversion of all 20,000 shares of authorized Series B Preferred Stock at that price), then the holders of Series B Preferred Stock would receive 1,000,000 shares of Common Stock (representing approximately 6.26% of the number of shares of Common Stock issued and outstanding following such conversion); such number of shares of Common Stock could be further increased (resulting in greater dilution of the current holders of Common Stock) upon exercise of Warrants associated with the Series B Preferred Stock or as a result of issuance of Common Stock in payment of dividends on Preferred Stock.

  The amount of Common Stock issuable to the holders of the Series B Preferred Stock is based on a formula that is tied to the market price of the Common Stock just prior to the date on which the Series B Preferred Stock is converted into shares of Common Stock. Therefore, conversion of the Series B Preferred Stock could result in significant dilution of the per share value of Common Stock held by current investors. The perceived risk of dilution may cause holders of Series B Preferred Stock who convert their Series B Preferred Stock and immediately sell the shares of Common Stock issued upon such conversion, which would be likely to contribute to a downward movement in the market price of the Common Stock. Significant downward pressure on the trading price of the Common Stock resulting from such sales could encourage stockholders to engage in short sales, which would further contribute to a decline in the market price for the Common Stock. Each Series B Preferred Stock holder has agreed with the Company that, so long as it holds Series B Preferred Stock, it will not enter into any put option or short sale of Common Stock and it will not use the Common Stock acquired through conversion of its shares of Series B Preferred Stock to settle any put option or short position which may have been entered into prior to its investment in the Series B Preferred Stock.

  The terms of the Series B Preferred Stock provide that the conversion price shall never be greater than $13.41 (110% of the market price of the Common Stock at the time the Series B Preferred Stock was first issued) but could be less, based on the average trading price of the Common Stock just prior to the time of conversion. The lower the average trading price of shares of Common Stock just prior to the conversion date, the greater the number of shares of Common Stock that can be issued upon conversion of the Series B Preferred Stock, and the greater the risk of dilution caused by this issuance.

  Furthermore, the longer the Series B Preferred Stock is outstanding prior to conversion, the greater the discount from the prevailing market price at which the Series B Preferred Stock can be converted into shares of Common Stock. If the Series B Preferred Stock is converted prior to June 24, 2001, the conversion price will be the lower of $13.41 or 78.5% of the market price of the Common Stock just prior to the conversion date; if the Series B Preferred Stock is converted on or after June 24, 2001 but prior to September 23, 2001, the conversion price will be the lower of $8.6625 or 75% of the market price of the Common Stock just prior to the conversion date; and if the Preferred Stock is converted after September 23, 2001, the conversion price will be the lower of $8.6625 or 65% of the market price of the Common Stock just prior to the conversion date.

Series B Preferred Stock Conversion Table

  The following table sets forth:

    (i) the effective conversion price at the time of the various reductions in the percentage of the prevailing market price at which the Series B Preferred Stock may be converted into shares of Common Stock (assuming, at the date of each such reduction, that the prevailing market price for the Common Stock is equal to, 25% less than, 50% less than, and 75% less than the closing market price of $7.81 per share of the Common Stock on December 29, 2000), (ii) the number of shares of Common Stock issuable upon conversion of all of the Series B Preferred Stock at such conversion price (assuming the Company does not issue any shares of Common Stock in payment of dividends on the Series B Preferred Stock), and (iii) the percentage of the total number of shares of Common Stock issued and outstanding that would be represented by the shares of Common Stock issuable at such conversion price.

Shares of Common Stock Issuable upon Conversion of Series B Preferred Stock (Assuming 0%, 25%, 50% and 75% Reductions in 12/29/01 Market Price of Common Stock)

                         Conversion prior to 06/24/01

                                                  Number of                     Percentage
                                                  Shares of                    Ownership of
     Market           Conversion                 Common Stock                    Converted
     Price              Price                      Issuable                   Preferred Stock
     ------           ----------                 ------------                 ---------------
     $7.81              $6.13                       345,792                         2.31%
     $5.86              $4.60                       461,056                         3.08%
     $3.91              $3.07                       691,584                         4.63%
     $1.95              $1.53                     1,383,169                         9.25%

                     Conversion from 06/25/01 to 09/23/01

                                                  Number of                     Percentage
                                                  Shares of                    Ownership of
     Market           Conversion                 Common Stock                    Converted
     Price              Price                      Issuable                   Preferred Stock
     ------           ----------                 ------------                 ---------------
     $7.81              $5.86                       386,758                         2.47%
     $5.86              $4.39                       491,677                         3.29%
     $3.91              $2.93                       737,516                         4.93%
     $1.95              $1.46                     1,475,032                         9.87%

                           Conversion after 09/23/01

                                                  Number of                     Percentage
                                                  Shares of                    Ownership of
     Market           Conversion                 Common Stock                    Converted
     Price              Price                      Issuable                   Preferred Stock
     ------           ----------                 ------------                 ---------------
     $7.81              $5.08                       457,008                         3.06%
     $5.86              $3.81                       609,344                         4.08%
     $3.91              $2.54                       914,010                         6.12%
     $1.95              $1.27                     1,828,031                        12.23%

No Maximum Number of Shares of Common Stock Issued Upon Conversion

  There is no minimum average trading price that fixes the maximum number of shares of Common Stock that can be issued upon the conversion of Series B Preferred Stock.

Rights of Dissenting Stockholders

  Under the Delaware General Corporation Law, you are not entitled to any rights of appraisal or dissenters' rights in connection with the adoption of Proposal No. 3--Authorization of Issuance of Series B Preferred Stock.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3.

 PROPOSAL NO. 4--AUTHORIZATION OF ISSUANCE OF COMMON STOCK UPON CONVERSION OF
                   SERIES C 8% CONVERTIBLE PREFERRED STOCK.

Issuance of Series C Preferred Stock

  On October 31, 2000, pursuant to authority granted in the Company's Certificate of Incorporation, the Company filed with the Delaware Secretary of State a Certificate of Designation establishing a series of preferred stock designated as Series C 8% Convertible Preferred (the "Series C Preferred Stock") consisting of 12,000 shares, with a stated value of $1,000 per share. In October 2000, the Company issued 12,000 shares of the Series C Preferred Stock, together with Warrants to purchase an aggregate of 181,132 shares of Common Stock at an exercise price of $21.71 per share, in conjunction with a certain investor financing, pursuant to which the Company received $12,000,000. The proceeds from the sale of Series C Preferred Stock were used by the Company to provide working capital for operations.

Convertibility of Series C Preferred Stock

  The Series C Preferred Stock is convertible into shares of Common Stock. The price at which a share of Series C Preferred Stock may be converted into Common Stock varies depending on when the holder of such share elects to convert it. The Series C Preferred Stock may be converted, either in whole or in part, into Common Stock at an initial conversion price per share of Common Stock (subject to certain adjustments) equal to the lesser of (i) 110% of the market price on October 31, 2000 (the "Fixed Conversion Price" of $13.25) or
(ii) the average of the five lowest closing bid prices during the twenty consecutive trading day period ending one trading day prior to the date of the notice of such conversion. Notwithstanding the above, from October 31, 2000 until July 30, 2001, no conversion of the Series C Preferred Stock may occur at a value less than the Fixed Conversion Price of $13.25. The conversion price for Series C Preferred Stock remaining unconverted after July 31, 2001, will be eligible to be converted lesser of the Fixed Conversion Price or the then market value, determined by averaging the five lowest closing prices of the Company's Common Stock during the twenty day trading period prior to the time notice of conversion is received.

Series C Preferred Stock Dividends

  There are no dividends on the Series C Preferred Stock, however a premium conversion amount accrues at a rate of 8% annually (calculated on a pro rata basis) and is added to the stated face amount at the time of each conversion. Each share of Series C Preferred Stock has a liquidation preference equal to the sum of:

    (i) the stated value, plus

    (ii) an amount equal to 8% of the stated value, plus

    (iii) the aggregate of all accrued and unpaid amounts then owed to the holders of the Series C Preferred Stock.

Series C Preferred Stock Voting Rights

  The Series C Preferred Stock has no voting rights, except as provided under Delaware General Corporation Law and in the event the Company desires to alter the rights of or increase the number of shares of Series C

Preferred Stock, in which event the approval of the holders of at least 90% of the then outstanding shares of Series C Preferred Stock shall be required.

Stockholder Approval Required

  The terms of the Series C Preferred Stock provide that, to the extent stockholder approval of the issuance of Common Stock is required by the Rules of the American Stock Exchange, the Company may not issue shares of Common Stock upon conversion of the Series C Preferred Stock if the number of such shares (when added to the number of shares of Common Stock previously issued by the Company upon conversion of other shares of Series C Preferred Stock, in payment of dividends on the Series C Preferred Stock and upon exercise of the Warrants) would equal or exceed 20% of the number of 14,670,788 shares of Common Stock issued and outstanding on October 31, 2000 or, with respect to shares issuable to officers, directors or principal stockholders of the Company, 5% of the number of shares of Common Stock issued and outstanding on October 31, 2000 (in either case, the "Maximum Issuable Amount"), unless such stockholder approval has been obtained. If the issuance of Common Stock upon conversion of the Series C Preferred Stock has not been approved by the stockholders of the Company at the time when a Series C Preferred Stock holder exercises conversion rights, then the Company will issue shares of Common Stock up to the Maximum Issuable Amount and will be required to redeem any excess shares of Preferred Stock at a price of $125 per share.

  Under Section 713 of its Company Guide, the American Stock Exchange requires stockholder approval to list additional shares of an Exchange-traded security in connection with a transaction involving the sale or issuance of securities convertible into Common Stock equal to 20% or more of the presently outstanding stock for less than the greater of book value or market value of the stock.

  If the conversion price for the Series C Preferred Stock were to drop to less than $5.01 per share (and not assuming that all dividends on the Series C Preferred Stock were paid in shares of Common Stock valued at such price), then the conversion of all of the outstanding Series C Preferred Stock would, but for the Maximum Issuable Amount limitation, require the Company to issue more than 2,934,158 shares of Common Stock (which represents 20% of the total number of shares of Common Stock issued and outstanding on October 31, 2000). To permit the Company to issue shares of Common Stock upon conversion of Series C Preferred Stock in excess of the Maximum Issuable Amount and to list such shares for trading on the American Stock Exchange, such issuance must be approved by the stockholders. If stockholder approval is not obtained, then the Company will be obligated to redeem any Series C Preferred Stock whose conversion would require the issuance of Common Stock in excess of the Maximum Issuable Amount.

Potential Dilutive Impact

  The conversion of the Series C Preferred Stock could have a dilutive impact on the percentage of ownership of the current holders of the Common Stock. Assuming Proposal No. 4 is approved, the shares of Common Stock issuable upon conversion of the Series C Preferred Stock could represent greater than 20% the total number of outstanding shares of Common Stock. Because holders of Series C Preferred Stock will have the opportunity to convert the Series C Preferred Stock into Common Stock at less than market rates each conversion will result in a dilution of the ownership interests of the current holders of Common Stock. If the conversion price were to be reduced to $2.00 per share as a result of declines in the market value of the Common Stock (and assuming conversion of all 12,000 shares of authorized Series C Preferred Stock at that price), the holders of Series C Preferred Stock would receive 6,000,000 shares of Common Stock (representing approximately 29% of the number of shares of Common Stock issued and outstanding following such conversion); such number of shares of Common Stock could be further increased (resulting in greater dilution of the current holders of Common Stock) upon exercise of Warrants associated with the Series C Preferred Stock.

  The amount of Common Stock issuable to the holders of the Series C Preferred Stock is based on a formula that is tied to the market price of the Common Stock just prior to the date on which the Series C Preferred Stock is converted into shares of Common Stock. Therefore conversion of the Preferred Stock could result in significant dilution of the per share value of Common Stock held by current investors. The perceived risk of dilution may cause holders of Series C Preferred Stock who convert their Preferred Stock and immediately sell the shares of Common Stock issued upon such conversion, which would be likely to contribute to a downward movement in the market price of the Common Stock. Significant downward pressure on the trading price of the Common Stock resulting from such sales could encourage stockholders to engage in short sales, which would further contribute to a decline in the market price for the Common Stock. Each Series C Preferred Stock holder has agreed with the Company that, so long as it holds Series C Preferred Stock, it will not enter into any put option or short sale of Common Stock and it will not use the Common Stock acquired through conversion of its shares of Series C Preferred Stock to settle any put option or short position which may have been entered into prior to its investment in the Series C Preferred Stock.

  The terms of the Series C Preferred Stock provide that the conversion price shall never be greater than $13.25 (110% of the market price of the Common Stock at the time the Series C Preferred Stock was first issued) but could be less, based on the average trading price of the Common Stock just prior to the time of conversion. The lower the average trading price of shares of Common Stock just prior to the conversion date, the greater the number of shares of Common Stock that can be issued upon conversion of the Series C Preferred Stock, and the greater the risk of dilution caused by this issuance.

  Furthermore, the longer the Series C Preferred Stock is outstanding prior to conversion, the greater the opportunity for a reduction in the prevailing market price at which the Series C Preferred Stock can be converted into shares of Common Stock. If the Series C Preferred Stock is converted prior to July 31, 2001, the conversion price will be $13.25. If the Series C Preferred Stock is converted subsequent to July 31, 2001, the conversion price will be the lower of $13.25 or the market price of the Common Stock just prior to the conversion date.

Series C Preferred Stock Conversion Table

  The following table sets forth:

    (i) the effective conversion price at the time of the various reductions in the percentage of the prevailing market price at which the Series C Preferred Stock may be converted into shares of Common Stock (assuming, at the date of each such reduction, that the prevailing market price for the Common Stock is equal to, 25% less than, 50% less than, and 75% less than the closing market price of $7.81 per share the Common Stock on December 29, 2000; (ii) the number of shares of Common Stock issuable upon conversion of all of the Series C Preferred Stock at such conversion price; and (iii) the percentage of the total number of shares of Common Stock issued and outstanding at December 31, 2000 that would be represented by the shares of Common Stock issuable at such conversion price.

Shares of Common Stock Issuable upon Conversion of Series C Preferred Stock (Assuming 0%, 25%, 50% and 75% Reductions in Market Price of Common Stock)

                         Conversion prior to 07/31/01

                                                  Number of                     Percentage
                                                  Shares of                    Ownership of
     Market           Conversion                 Common Stock                    Converted
     Price              Price                      Issuable                   Preferred Stock
     ------           ----------                 ------------                 ---------------
     $7.81              $13.25                     978,113                         6.54%
     $5.86              $13.25                     978,113                         6.54%
     $3.91              $13.25                     978,113                         6.54%
     $1.95              $13.25                     978,113                         6.54%

                     Conversion from 07/31/01 to 10/31/03

                                                  Number of                     Percentage
                                                  Shares of                    Ownership of
     Market           Conversion                 Common Stock                    Converted
     Price              Price                      Issuable                   Preferred Stock
     ------           ----------                 ------------                 ---------------
     $7.81              $7.81                     1,659,411                        11.10%
     $5.86              $5.86                     2,212,548                        14.80%
     $3.91              $3.91                     3,318,822                        22.20%
     $1.95              $1.95                     6,637,644                        44.41%

No Maximum Number of Shares of Common Stock Issued Upon Conversion

  There is no minimum average trading price that fixes the maximum number of shares of Common Stock that can be issued upon the conversion of Series C Preferred Stock.

Rights of Dissenting Stockholders

  Under the Delaware General Corporation Law, you are not entitled to any rights of appraisal or dissenters' rights in connection with the adoption of Proposal No. 4--Authorization of Issuance of Series C Preferred Stock.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 4.

 PROPOSAL NO. 5--AUTHORIZATION OF ISSUANCE OF COMMON STOCK UPON CONVERSION OF
               PROPOSED SERIES D 8% CONVERTIBLE PREFERRED STOCK

Issuance of Series D Preferred Stock

  On October 31, 2000, pursuant to the terms of a certain Securities Purchase Agreement for the Series C Preferred Stock, an investor granted the Company the unilateral option to sell a proposed Series D Preferred Stock for an additional $3 million dollars in preferred stock financing, upon terms and conditions similar to those terms of the Series C Preferred Stock.

  To maintain such option, the Company will file with the Delaware Secretary of State a Certificate of Designation establishing a series of preferred stock designated as Series D 8% Convertible Preferred Stock (the "Series D Preferred Stock") consisting of 3,000 shares, with a stated value of $1,000 per share. Additional terms provide that the Fixed Conversion Price would be based on 110% of the average of closing prices of the three days prior to the proposed closing. Additionally, warrants to purchase shares of the Company's Common Stock would be granted at a price of 135% of the Fixed Conversion Price. The number of warrants to be issued would be calculated based on a formula determined as the purchase price divided by the then market value, multiplied by twenty percent, to provide the investor twenty percent coverage of the amount of shares to be issued as of the date of closing The proceeds from the sale of the proposed Series D Preferred Stock would be used by the Company to provide working capital for operations.

Convertibility of Series D Preferred Stock

  The Series D Preferred Stock is convertible into shares of Common Stock beginning on the closing date. The price at which a share of Series D Preferred Stock may be converted into Common Stock varies depending on when the holder of such share elects to convert it. The Series D Preferred Stock may be converted, either in whole or in part, into Common Stock at an initial conversion price per share of Common Stock (subject to certain adjustments) equal to the lesser of (i) 110% of the market price on the closing date or
(ii) the average of the five lowest closing bid prices during the twenty consecutive trading day period ending one trading day prior to the date of the notice of such conversion. Notwithstanding the above, the Series D Preferred Stock will automatically convert no later than three years from the closing date.

Series D Preferred Stock Dividends

  There are no dividends on the proposed Series D Preferred Stock, however a premium conversion amount accrues at a rate of 8% annually (calculated on a pro rata basis) and is added to the stated face amount at the time of each conversion. Each share of Series D Preferred Stock has a liquidation preference equal to the sum of:

    (i) the stated value, plus

    (ii) an amount equal to 8% of the stated value, plus

    (iii) the aggregate of all accrued and unpaid amounts then owed to the holders of the Series D Preferred Stock.

Series D Preferred Stock Voting Rights

  The Series D Preferred Stock has no voting rights, except as provided under Delaware General Corporation Law and in the event Company desires to alter the rights of or increase the number of shares of Series D Preferred Stock, in which event the approval of the holders of at least 90% of the then outstanding shares of Series D Preferred Stock shall be required.

Shareholder Approval Required

  The terms of the Series D Preferred Stock provide that, to the extent stockholder approval of the issuance of Common Stock is required by the Rules of the American Stock Exchange, the Company may not issue shares of Common Stock upon conversion of the Series D Preferred Stock if the number of such shares (when added to the number of shares of Common Stock previously issued by the Company upon conversion of other shares of Series D Preferred Stock, on the Series D Preferred Stock and upon exercise of the Warrants) would equal or exceed 20% of the number of shares of Common Stock issued and outstanding on the closing date (in either case, the "Maximum Issuable Amount"), unless such stockholder approval has been obtained. If the issuance of Common Stock upon conversion of the Series D Preferred Stock has not been approved by the stockholders of the Company at the time when a Series D Preferred Stock holder exercises conversion rights, the Company will issue shares of Common Stock up to the Maximum Issuable Amount and will be required to redeem any excess shares of Series D Preferred Stock at a price of 125% of its face value per share.

  Section 713 of its Company Guide, the American Stock Exchange requires stockholder approval to list additional shares of an Exchange-traded security involving the sale or issuance of securities convertible into Common Stock equal to 20% or more of the presently outstanding stock for less than the greater of book value or market value of the stock.

  If the conversion price for the Series D Preferred Stock were to drop to less than $1.2627 per share (and assuming that no dividends on the Series D Preferred Stock were paid in shares of Common Stock valued at such price), then the conversion of all of the outstanding Series D Preferred Stock would, but for the Maximum Issuable Amount limitation, require the Company to issue more than 20% of the total number of shares of Common Stock issued and outstanding on the closing date. In order to permit the Company to issue shares of Common Stock upon conversion of Preferred Stock in excess of the Maximum Issuable Amount and to list such shares for trading on the American Stock Exchange, such issuance must be approved by the stockholders. If you do not approve, then the Company must redeem any Preferred Stock whose conversion would require the issuance of Common Stock in excess of the Maximum Issuable Amount.

Potential Dilutive Impact

  The conversion of the Series D Preferred Stock could have a dilutive impact on the percentage of ownership of the current holders of the Common Stock. Assuming Proposal No. 5 is approved, the shares of Common Stock issuable upon conversion of the Series D Preferred Stock could represent greater than 20% the total number of outstanding shares of Common Stock. Because holders of Series D Preferred Stock will have the opportunity to convert the Series D Preferred Stock into Common Stock at less than market rates each conversion will result in a dilution of your ownership in Common Stock. If the conversion price were to be reduced to $2.00 per share as a result of declines in the market value of the Common Stock (and assuming conversion of all 3,000 shares of authorized Series D Preferred Stock at that price), then the holders of Preferred Stock would receive 1,500,000 shares of Common Stock (representing approximately 7% of the number of shares of Common Stock issued and outstanding following such conversion); such number of shares of Common Stock could be further increased (resulting in greater dilution of the current holders of Common Stock) upon exercise of Warrants associated with the Series D Preferred Stock.

  The amount of Common Stock issuable to the holders of the Series D Preferred Stock is based on a formula that is tied to the market price of the Common Stock just prior to the date on which the Series D Preferred Stock is converted into shares of Common Stock. Therefore, conversion of the Series D Preferred Stock could result in significant dilution of the per share value of Common Stock held by current investors. The perceived risk of dilution may cause holders of Series D Preferred Stock who convert their Series D Preferred Stock and immediately sell the shares of Common Stock issued upon such conversion, which would be likely to contribute to a downward movement in the market price of the Common Stock. Significant downward pressure on the trading price of the Common Stock resulting from such sales could encourage stockholders to engage in short sales, which would further contribute to a decline in the market price for the Common Stock. Each Series D Preferred Stock holder has agreed with the Company that, so long as it holds Series D Preferred Stock, it will not enter into any put option or short sale of Common Stock and it will not use the Common Stock acquired through conversion of its shares of Series D Preferred Stock to settle any put option or short position which may have been entered into prior to its investment in the Series D Preferred Stock.

  The terms of the Series D Preferred Stock provide that the conversion price shall never be greater than 110% of the market price of the Common Stock at the time the Series D Preferred Stock was first issued, but could be less, based on the average trading price of the Common Stock just prior to the time of conversion. The lower the average trading price of shares of Common Stock just prior to the conversion date, the greater the number of shares of Common Stock that can be issued upon conversion of the Series D Preferred Stock, and the greater the risk of dilution caused by this issuance. Furthermore, the longer the Series D Preferred Stock is outstanding prior to conversion, the greater the opportunity for a reduction in the prevailing market price at which the Series D Preferred Stock can be converted into shares of Common Stock.

Series D Preferred Stock Conversion Table

 Shares of Common Stock Issuable upon Conversion of Series C Preferred Stock (Assuming 0%, 25%, 50% and 75% Reductions in Market Price of Common Stock)

                         Conversion prior to 07/31/01

                                                  Number of                     Percentage
                                                  Shares of                    Ownership of
     Market           Conversion                 Common Stock                    Converted
     Price              Price                      Issuable                   Preferred Stock
     ------           ----------                 ------------                 ---------------
     $7.81              $7.81                      414,853                         2.78%
     $5.86              $7.81                      414,853                         2.78%
     $3.91              $7.81                      414,853                         2.78%
     $1.95              $7.81                      414,853                         2.78%

                     Conversion from 07/31/01 to 10/31/03

                                                  Number of                     Percentage
                                                  Shares of                    Ownership of
     Market           Conversion                 Common Stock                    Converted
     Price              Price                      Issuable                   Preferred Stock
     ------           ----------                 ------------                 ---------------
     $7.81              $7.81                       414,853                         2.78%
     $5.86              $5.86                       553,137                         3.70%
     $3.91              $3.91                       829,706                         5.55%
     $1.95              $1.95                     1,659,411                        11.10%

No Maximum Number of Shares of Common Stock Issued Upon Conversion

  There is no minimum average trading price that fixes the maximum number of shares of Common Stock that can be issued upon the conversion of Series D Preferred Stock.

Rights of Dissenting Stockholders

  Under the Delaware General Corporation Law, you are not entitled to any rights of appraisal or dissenters' rights in connection with the adoption of Proposal No. 5--Authorization of Issuance of Series D Preferred Stock.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 5

           PROPOSAL NO. 6--AMENDMENT TO CERTIFICATE OF INCORPORATION

  On January 12, 2001, the Board of Directors approved an amendment to the Company's Certificate of Incorporation, subject to stockholder approval, to increase the authorized number of shares of Common Stock from 25,000,000 shares to 50,000,000 shares. The number of preferred shares will remain unchanged at 1,000,000 shares. On April 2, 2001, 15,713,901 shares of Common Stock were issued and outstanding, 2,572,054 shares were reserved for issuance of outstanding options, 757,132 shares were reserved for issuance upon exercise of outstanding warrants and 536,199 shares were reserved for future grants under existing stock option plans.

  The Board believes that authorizing additional shares of Common Stock is essential to provide the Company with financial and strategic flexibility. With the authorization of the additional 25,000,000 shares of Common Stock, the Company will better be able to take advantage of opportunities that may present themselves, such as future acquisitions of businesses or assets. Furthermore, such increase in authorized shares could provide a source of financial liquidity to the Company by the direct sale of Common Stock or other securities convertible into Common Stock. Additional authorized shares could also be used to increase the number of shares available for issuance to employee benefit plans. At present, the Company has no specific plans for the use of the additional 25,000,000 shares of Common Stock proposed to be authorized (except as may be necessary to permit full conversion of the outstanding shares of Series A, Series B and Series C Preferred Stock described below).

  The Company currently has outstanding shares of Series A, Series B and Series C Preferred Stock. Under the terms of the Preferred Stock, the number of shares of Common Stock into which such shares of Preferred Stock are convertible fluctuates with the market price of the Common Stock. Under certain circumstances, the Company might be obligated to issue more shares of Common Stock than it currently has available. In such instances, the Company would be obligated to redeem the Series A and B Preferred Stock at 135% of its face value and the Series C Preferred Stock at 125% of its face value. At the time the Company issued the Series C Preferred Stock, the Company agreed to use its best efforts to secure stockholder approval for the proposed increase in the number of authorized shares of Common Stock in order to reduce the risk that there would not be sufficient available shares of Common Stock for conversion of the outstanding Preferred Stock.

  If the stockholders approve the proposed amendment, the Company will file with the Secretary of State of the State of Delaware an amendment to its Certificate of Incorporation effecting the increase in authorized shares.

Rights of Dissenting Stockholders

  Under the Delaware General Corporation Law, you are not entitled to any rights of appraisal or dissenters' rights in connection with the adoption of Proposal No. 6--Amendment to Certificate of Incorporation.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 6.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  To be considered for inclusion in next year's proxy statement, stockholder proposals must be received at the Company's principal executive offices no later than the close of business on December 26, 2001.

  For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2002 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the
Company: (1) receives notice of the proposal before the close of business on March 11, 2002, and advises stockholders in the 2002 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on March 11, 2002. Notices of intention to present proposals at the 2002 Annual Meeting should be addressed to Stockholder Relations, Storage Computer Corporation, 11 Riverside Street, Nashua, New Hampshire 03062.

                                 OTHER MATTERS

  As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. The persons named in the enclosed form of proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the Annual Meeting, in their best judgment.

                      DOCUMENTS INCORPORATED BY REFERENCE

  The following information is incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2000: Item 14(a)(1)("Financial Statements"); Item 7 ("Management's Discussion and Analysis of Financial Condition and Results of Operations"); Item 9 ("Changes in and Disagreements with Accountants on Accounting and Financial
Disclosure"); and Item 7A ("Quantitative and Qualitative Disclosures about Market Risk"). Copies of the Company's Annual Report on Form 10-K are delivered herewith.

                                                                     Appendix A

                         STORAGE COMPUTER CORPORATION

                            AUDIT COMMITTEE CHARTER

                            As Adopted June 9, 2000
                        (as amended on August 7, 2000)

Purpose

  The Audit committee shall provide assistance to the Board of Directors of the Corporation (the "Board") in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

  . Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

  . Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

  . Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

  The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

Composition

  The Audit Committee shall be comprised of at least a majority of independent directors who shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

  The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and serve until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

Meetings

  The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Audit Committee shall meet at least annually with management and the independent auditors separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson shall meet with the independent auditors and management quarterly to review the Corporation's financial information consistent with Section IV, 3 and 4 below.

Responsibilities and Duties

  To fulfill its responsibilities and duties the Audit Committee shall:

 Documents/Reports Review

  (1) Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

  (2) Review with management and the independent auditors the Corporation's annual financial statements, including a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

  (3) Review with management and the independent auditors the 10Q prior to its filing or prior to the release of earnings, including a discussion with the independent auditors of the matters required to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

 Independent Auditors

  (4) Review the performance of the independent auditors and make recommendations to the Board regarding the appointment or termination of the independent auditors. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditor. The independent auditors are ultimately accountable to the Audit Committee and the entire Board for such auditor's review of the financial statements and controls of the Corporation. On an annual basis, the Audit Committee should review and discuss with the auditors all significant relationships the auditors have with the Corporation to determine the auditors' independence.

  (5) Oversee independence of the independent auditors by:

  . Receiving from the auditors, on a periodic basis, a formal written statement delineating all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1")

  . Reviewing, and actively discussing with the Board, if necessary, and the auditors on a periodic basis, any disclosed relationships or services between the auditors and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the auditors: and

  . Recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

 Financial Reporting Process

  (6) In consultation with the independent auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

  (7) Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors or management.

  (8) Establish regular systems of reporting to the Audit Committee by both management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

  (9) Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

 Legal Compliance/General

  (10) Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

  (11) Report through its Chairperson to the Board following meetings of the Audit Committee.

  (12) Maintain minutes or other records of meetings and activities of the Audit Committee.

                          STORAGE COMPUTER CORPORATION
          PROXY FOR 2001 ANNUAL MEETING OF STOCKHOLDERS--MAY 18, 2001
                      SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned Stockholder of Storage Computer Corporation, a Delaware corporation, revoking all prior proxies, hereby appoints Theodore J. Goodlander and William E. Kelly, and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of Storage Computer Corporation which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders of the Company to be held at the Nashua Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire on May 18, 2001 at 10:00 a.m., local time, and at any adjournments, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 23, 2001, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments. Attendance of the undersigned at meeting, or at any adjourned session, will not revoke this proxy unless the undersigned affirmatively indicates in writing the intention of the undersigned to vote his or her shares in person.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2, 3, 4, 5 AND 6.

[X] Please mark votes as in this example.

1. To elect five (5) Directors to serve until the next Annual Meeting of Stockholders.

                                              Nominees:  Steven S. Chen
                                                         Edward A. Gardner
[_] FOR all nominees.                                    Roger E. Gauld
[_] AGAINST all nominees.                                Theodore J.
[_] WITHHELD as to the following                         Goodlander
nominee(s):_______________________                       John Thonet

2. To ratify the selection of BDO Seidman, LLP as auditors for the year ending December 31, 2001.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

3. To approve the issuance of shares of the Company's Common Stock upon conversion of the Company's Series B 8% Convertible Preferred Stock.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

4. To approve the issuance of shares of the Company's Common Stock upon conversion of the Company's Series C 8% Convertible Preferred Stock.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

5. To approve the issuance of shares of the Company's Common Stock upon conversion of the Company's Series D 8% Convertible Preferred Stock.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

6. To amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 25,000,000 shares to 50,000,000 shares.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT [_]

THIS PROXY SHOULD BE DATED AND SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD INDICATE THAT THEY ARE SIGNING IN THAT CAPACITY. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

  Signature: ____________________________________________________________ Date:

  Signature: ____________________________________________________________ Date: